EXHIBIT 21
Subsidiaries of the Registrant
Foster Wheeler Ltd. (Parent)
Significant, Wholly Owned Subsidiaries (Directly or Indirectly)
Listed by Jurisdiction of Organization
Australia
Foster Wheeler (QLD) Pty Limited, Brisbane
Foster Wheeler (WA) Pty Limited, Perth
Bermuda
Continental Finance Company Ltd., Hamilton
Foster Wheeler Holdings Ltd., Hamilton
Foster Wheeler Trading Company, Ltd., Hamilton
FW European E&C Ltd., Hamilton
FW Management Operations, Ltd., Hamilton
Perryville Service Company Ltd., Hamilton
York Jersey Liability Ltd., Hamilton
Brazil
Foster Wheeler America Latina, Ltda., Sao Paulo
Brunei
Foster Wheeler (B) Sdn Bhd, Bandar Seri Begawan
Canada
Foster Wheeler Canada Ltd., Niagara-on-the-Lake, Ontario
Foster Wheeler Canadian Resources Ltd., Calgary, Alberta
Foster Wheeler Power Company Ltd. – La Societe
     D’Energie Foster Wheeler Ltee., Montreal, Quebec
Channel Islands
FW Overseas Operations Limited, Jersey
Chile
Foster Wheeler Chile, S.A., Santiago de Chile
Foster Wheeler Talcahuano Operacion y Mantenimiento de
     Plantas de Energia Electrica Ltda., Talcahuano
China
Foster Wheeler International Trading (Shanghai) Company
     Limited, Shanghai
Foster Wheeler International Engineering & Consulting (Shanghai)
     Company Limited, Shanghai
Cyprus
Manops Limited, Nicosia
Egypt
Foster Wheeler Petroleum Services S.A.E., Alexandria
Finland
Foster Wheeler Energia Oy, Helsinki
France
Foster Wheeler France S.A., Paris
Germany
Foster Wheeler Energie GmbH, Dusseldorf
Greece
Foster Wheeler Hellas Engineering and Construction
     Societe Anonyme, Athens
Hungary
FW Hungary Licensing Limited Liability Company,
     Budapest
India
Foster Wheeler India Private Limited, Chennai

EXHIBIT 21
Subsidiaries of the Registrant
Foster Wheeler Ltd. (Parent)
Significant, Wholly Owned Subsidiaries (Directly or Indirectly)
Listed by Jurisdiction of Organization
Indonesia
PT. Foster Wheeler Services, Jakarta
Italy
Foster Wheeler Continental Europe S.r.l., Milan
Foster Wheeler Italiana, S.p.A., Milan
World Services Italia S.p.A., Milan
FW Power S.r.l., Milan
Kazakhstan
Foster Wheeler Kazakhstan LLP, Kazakhstan
Luxembourg
Financial Services S.a.r.l., Luxembourg
Malaysia
Foster Wheeler E&C (Malaysia) Sdh. Bhd., Kuala Lumpur
Foster Wheeler (Malaysia) Sdn. Bhd., Kuala Lumpur
Mauritius
P.E. Consultants, Inc., Port Louis
Netherlands
Foster Wheeler Continental B.V., Amsterdam
Foster Wheeler Europe B.V., Amsterdam
FW Energie B.V., Amsterdam
FW Europe B.V., Amsterdam
FW Netherlands C.V., Amsterdam
Nigeria
Foster Wheeler (Nigeria) Limited, Lagos
Philippines
Foster Wheeler (Philippines) Corporation, Makati City
Poland
Foster Wheeler Energia Polska Sp. z o.o., Warsaw
Portugal
F.W. – Gestao E Servicos, S.A., Lisbon
Russia
Foster Wheeler OOO, Moscow
Singapore
Foster Wheeler Asia Pacific Pte. Ltd., Singapore
Foster Wheeler Eastern Private Limited, Singapore
South Africa
Foster Wheeler Properties (Pty) Limited, Midrand
Foster Wheeler South Africa (PTY) Limited, Midrand
Spain
Conequip, S.A., Madrid
Foster Wheeler Energia, S.A., Madrid
Foster Wheeler Iberia, S.A., Madrid
Foster Wheeler Trading Co. A.G., S.A., Madrid
FW Energie Holdings Spain, S.L., Madrid
Sweden
Foster Wheeler Energi Aktiebolag, Norrkoping

EXHIBIT 21
Subsidiaries of the Registrant
Foster Wheeler Ltd. (Parent)
Significant, Wholly Owned Subsidiaries (Directly or Indirectly)
Listed by Jurisdiction of Organization
Switzerland
Foster Wheeler Trading Company A.G., Zug
Thailand
Foster Wheeler (Thailand) Limited, Cholburi, Sriracha
Foster Wheeler Service (Thailand) Limited, Rayong Province
Turkey
Foster Wheeler Bimas Birlesik Insaat ve Muhendislik
     A. S., Istanbul
United Kingdom
Foster Wheeler Energy Limited, Reading
Foster Wheeler Environmental (UK) Limited, Reading
Foster Wheeler Europe Limited, Reading
Foster Wheeler Limited (England), Reading
Foster Wheeler (Indonesia) Ltd., Reading
Foster Wheeler (London) Limited, Reading
Foster Wheeler North-West Shelf Limited, Reading
Foster Wheeler (Pacific) Limited, Reading
Foster Wheeler (G.B.) Limited, Reading
Foster Wheeler Petroleum Development Limited, Reading
Foster Wheeler (Process Plants) Limited, Reading
Foster Wheeler World Services Limited, Reading
FW Management Operations (U.K.) Limited, Reading
Process Industries Agency Limited, Reading
Process Plants Suppliers Limited, Reading
Tray (UK) Limited, Reading
Tray Field Services Limited, Reading
United States
Camden County Energy Recovery Associates L.P., New Jersey
Camden County Energy Recovery Corp., Delaware
Equipment Consultants, Inc., Delaware
Foster Wheeler Andes, Inc., Delaware
Foster Wheeler Arabia Ltd., Delaware
Foster Wheeler Asia Limited, Delaware
Foster Wheeler Avon, Inc., Delaware
Foster Wheeler Constructors, Inc., Delaware
Foster Wheeler Continental U.S. LLC, Delaware
Foster Wheeler Coque Verde, L.P., Delaware
Foster Wheeler Crossroads Limited Partnership, Delaware
Foster Wheeler Development Corporation, Delaware
Foster Wheeler Energy Corporation, Delaware
Foster Wheeler Energy Manufacturing, Inc., Delaware
Foster Wheeler Energy Services, Inc., California
Foster Wheeler Environmental Corporation, Texas
Foster Wheeler Facilities Management, Inc., Delaware
Foster Wheeler Inc., Delaware
Foster Wheeler Intercontinental Corporation, Delaware
Foster Wheeler International Corporation, Delaware
Foster Wheeler International Holdings, Inc., Delaware
Foster Wheeler LLC, Delaware
Foster Wheeler Maintenance, Inc., Delaware
Foster Wheeler Martinez, Inc., Delaware
Foster Wheeler North America Corp., Delaware
Foster Wheeler Operations, Inc., Delaware
Foster Wheeler Power Systems, Inc., Delaware
Foster Wheeler Pyropower, Inc., New York
Foster Wheeler Real Estate Development Corp., Delaware
Foster Wheeler Realty Services Inc., Delaware
Foster Wheeler Santiago, Inc., Delaware
Foster Wheeler Twin Cities, Inc., Delaware

EXHIBIT 21
Subsidiaries of the Registrant
Foster Wheeler Ltd. (Parent)
Significant, Wholly Owned Subsidiaries (Directly or Indirectly)
Listed by Jurisdiction of Organization
Foster Wheeler USA Corporation, Delaware
Foster Wheeler Virgin Islands, Inc., Delaware
Foster Wheeler Zack, Inc., Delaware
Process Consultants, Inc., Delaware
Pyropower Operating Services Company, Inc., California
Venezuela
Foster Wheeler Caribe Corporation, C.A., Caracas

EXHIBIT 21
Subsidiaries of the Registrant
Foster Wheeler Ltd. (Parent)
Significant Owned Subsidiaries (Directly or Indirectly)
Listed by Jurisdiction of Organization
Chile
Construccion e Ingenieria Chile FI Limitada (50%)
Construccion e Ingenieria Chile FIM Limitada (33.33%)
Energia de Concon, S.A. (17%)
Petropower Energia Limitada, Santiago (85%)
China, People’s Republic of
Foster Wheeler Power Machinery Company Limited, Guangdong
     Province (52%)
Finland
Oy Bioflow Ab., Espoo (51%)
Warkaus Works Oy, Varkaus (50%)
Hong Kong
BSF China Company, Limited, Hong Kong Islands (33.33%)
Ireland
Project Management Holdings Limited, Dublin (25%)
Italy
Anemopetra S.r.l., Milan (50%)
Centro Energia Ferrara S.p.A., Milan (41.65%)
Centro Energia Gas S.p.A., Milan (50%)
Centro Energia Teverola S.p.A., Milan (41.65%)
Consorzio T.A.V.E Tecnologie Ambientali Venete, Venice (25%)
Lomellina Energia S.r.l., Milan (80%)
MF Waste S.r.l., Milan (49%)
Voreas S.r.l., Corsico (50%)
New Caledonia
CEG Nouvelle-Caledonie, Noumea (50%)
Oman
Chiyoda-Foster Wheeler and Company LLC, Muscat (32.5%)
Poland
Foster Wheeler Energy FAKOP Sp. z o.o., Sosnowiec (53.12%)
Saudi Arabia
Foster Wheeler Saudi Arabia Company Limited, Al-Khobar (40%)
Singapore
FWP Joint Venture, Singapore (50%)
United Kingdom
BSF Global Limited, London (33.33%)
United States
A/C Power, Maryland (50%)
Crossroads Business Center Associates, New Jersey (50%)
Martinez Cogen Limited Partnership, New Jersey (50.5%)
Venezuela
OTEPI FW, S.A., Caracas (50%)